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Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        The undersigned hereby consents to the references to our firm in the form and context in which they appear in this Registration Statement on Form S-4 of Venoco, Inc. and the related prospectus that is a part thereof. We hereby further consent to the use in such Registration Statement and prospectus of information contained in our reports for Venoco, Inc. as of December 31, 2000, December 31, 2001, December 31, 2002 and December 31, 2003.

March 17, 2005
Houston, Texas

/s/ RYDER SCOTT COMPANY, L.P. Ryder Scott Company, L.P.

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CONSENT OF INDEPENDENT PETROLEUM ENGINEERS